  EXHIBIT 99.2

Terra Tech Corp. (OTCQX:TRTC) Q3 2020 Results Earnings Conference Call November 6, 2020 4:30 PM ET

Company Participants

Phil Carlson - KCSA Strategic Communications, IR

Mike Nahass - Chief Executive Officer

Jeffrey Batliner - Chief Financial Officer

Conference Call Participants

Phil Carlson

Good afternoon. And welcome to Terra Tech’s Third Quarter 2020 Financial Results Conference Call. My name is Phil Carlson from KCSA Strategic Communications. A replay of this call will be available at www.smallcapvoice.com and it will be archived on the Investors Relations section of the Terra Tech website.

Before we begin, please let me remind you that during the course of this conference call, Terra Tech’s management may make forward-looking statements. These forward-looking statements are based on current expectations that are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations.

These risks are outlined in the risk factor section of our SEC filings. Any forward-looking statement should be considered in light of these factors. Please also note, as a Safe Harbor, any outlook we represent -- we present is as of today. Management does not undertake any obligation to revise any forward-looking statements in the future.

With me on the call today are Mr. Mike Nahass, Terra Tech’s Chief Executive Officer; and Mr. Jeffrey Batliner, Terra Tech’s Chief Financial Officer.

With that, I would now like to hand it over to Mr. Nahass. Mike, please go ahead.

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Mike Nahass

Thank you, Phil. Hello everyone. Thank you for joining today’s call. As some of you know, I served Terra Tech since its inception, in several different roles Chief Operating officers, Secretary, Treasurer, Director, President, and now in my capacity as CEO. I want to introduce myself, update you on the events of the past few months and our outlook for the remainder of the year and 2021. On today’s call, we’re going to discuss our different business units, our strategy to produce a lean, cost effective business that will bring shareholder value.

And we’re all too aware, 2020 has brought with us several challenges. However, along with working our way through the upheaval and to have a -- we have a strong vision for the future and I’m excited to share with -- sharing with you today.

Let’s go over the background on the recent months. Our performance this year has been impacted by social and civil unrest, as well as COVID related obstacles. Despite this, our underlying assets remain strong and we’re confident in our ability to leverage them and grow revenue as patients and customers adapt to the new normal.

We opened our Blüm San Leandro retail facility on July 15th, following its burglary on May 20 -- May 31, and Blüm Oakland which had been closed for repairs following its May 29 burglary, reopened on October 3rd, due to the amount of damage that it took, it took us a little as that -- we had it took us a little longer than expected to finalize the rebuild considering the civil unrest that we saw in that area.

Since San Leandro was only contributing revenues for part of the quarter and Oakland didn’t reopen until after the end of the quarter, our Q3 financials were not as strong as we’d like them to be. That being said, we’re delighted to see that sales in both stores are picking up as customers and patients return to them.

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Our cultivation and manufacturing facilities in Nevada continue to sell wholesale cannabis throughout the quarter. Our brands remain popular at dispensaries across the state. Our team in Nevada has done an extraordinary job, increasing revenue this quarter by over 30% versus last year and for the first nine months of the year greater than 25%, respectively.

Another positive note, our Hegenberger cultivation facility in Oakland is in the final stages of its construction and expected to become operational by the end of 2020. This is a really exciting project for us as it will enable us to broaden our selection of IVXX branded cannabis flower and concentrates to more patients and consumers across California.

We expect the Hegenberger facility to produce between 5 million and 6 million in revenue in 2021, gives us a higher topline number, as well as greater margins in our California store -- stores, sorry.

So well certainly it’s been a challenging year so far, we’re encouraged by the progress we’re making and believe there will be many opportunities to grow the value of the business in the near future.

Despite the volatile market we’ve seen -- we have made solid progress executing our strategy to streamline our cost effective -- our cost structure and refocus our business around our THC brands. In addition to significantly reducing overheads we are making several strategic asset sales, which will bring in capital to fund our expenses.

Given this progress, I am pleased with the positive -- with the positioning of Terra Tech as we transition the company through the next chapter of its evolution. Let’s talk about the capital generation.

Hydrofarm which is a manufacturer of hydroponic equipments, which we have a significant stake in, which we we’ve discussed in previous quarters. We invested $5 million in 2018. We purchased 2 million shares and a million warrants.

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Hydrofarm has performed very well since then growing their sales and expanding their footprints. We expect the company to go public in the next few weeks and position on the capital -- and position themselves to capitalize on the excess investment going on in the equity markets over in the cannabis sector.

We’ve seen four more states legalize adult use and two states legalized medical cannabis in this week’s election. We think this will bode well for Hydrofarm business and the industry -- it’s continued -- as we continue -- they continue the expansion of the industry. We will use any of the cash generated from this investment to execute on our growth strategy.

Let’s talk about the sale of assets. We have completed -- we’re completing the sale of our three Blüm locations in Nevada. Our other core -- non-core assets that are in the process of being sold include our Carnegie Avenue property with the additional cannabis license attached, our property on Fourth Street in Fremont, Las Vegas and the stake in Healing Tree Collective, which we expect will contribute to our cash balance. All encompassing, we expect to have $20 million in the next six months or so and in excess of that in the next 12 months.

With this anticipated cash injection, as well as our streamlined cost structure, I believe that there will be plenty of scope to make operational changes that will further strengthen the company’s fundamentals at this crucial time.

We intend to capitalize on the popularity of our IVXX products and our Blüm retail stores to grow market share and further entrench our cannabis brands in Cal -- in the California market, which is one of the largest cannabis markets in the world.

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Our plan to include open new cannabis facility at Dyer road in Santa Ana, which is a unique concept that we believe will resonate well with customers and enable us to generate sales without being constrained by social distancing measures and we think it’s the best location in Southern California, especially in Orange County.

We also expect to ramp up IVXX wholesale revenue starting early 2021 as the Hegenberger cultivation facility will be up and running by that time. Over the past several months we’ve continued to sell IVXX products through third-party dispensaries and are pleased to see them continue to resonate well in both medical and adult use markets and are confident that scaling our cultivation will bring new opportunities to grow sales.

Before I turn the call over to just Jeff Batliner I want to walk through the financials -- before Jeff walk through the financials I just want to comment briefly on our OneQor subsidiary. As mentioned on previous calls, we pivoting away from the CBD arm of the business. This is a strategic response to the changing market dynamics, including the Covid-19 pandemic, which forced many retailers to delay purchase orders in the CBD market.

Given the popularity of both our Blüm and IVXX brands, it’s become clear to everyone that Terra Tech must focus on growing its THC business in order to maximize the near-term revenues, as well as long-term sustainability.

Given the volatility and market dynamics at play, it makes sense for the company to leverage our most established niche that we have established in the THC market to build shareholder value. For this reason, we’re working towards discontinuing the OneQor subsidiary.

Now I’ll turn the call over to Jeff who will talk -- who will walk you through the financials for the third quarter.

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Jeffrey Batliner

Thanks, Mike, and good afternoon. For the three months ended September 30, 2020, we generated revenues of $3.05 million, compared to $5.48 million for the three months ended September 30, 2019. This was a decrease of $2.42 million or 44.3%. As Mike mentioned, the decrease was due to the combined impact of COVID-19 and civil unrest.

The COVID-19 has reduced our customer traffic enhance our sales volume, while the civil unrest resulted in the damage and closure of one of our dispensaries for half the month of July and the other for the entire third quarter.

Our gross profit for the third quarter of 2020 was $1.44 million, compared to a gross profit of $3.18 million for the third quarter 2019. So the decrease of $1.74 million or 54.8%. The decrease in gross margin was mainly due to our revenue decrease, but was also impacted by a higher cost of sales. The cost of sales were negatively impacted by lower customer traffic, which led to suboptimal purchasing volume, which in turn pushed up unit costs.

Our selling, general and administrative expenses for the three months ended September 30, 2020, were $5.59 million. This is compared to $9.32 million for the three months ended September 30, 2019. So the decrease of $3.73 million or 40%.

Now the decrease was primarily due to the following items, $880,000 decrease in salaries and wages, $825,000 decrease in legal expenses, $780,000 decrease in options expense, $520,000 decrease in professional fees, $300,000 decrease in professional -- in bank service charges, a $220,000 decrease in insurance expense and $190,000 decrease in advertising and promotional expense.

In summary, the SG&A expenses for the quarter were down significantly from the same quarter last year as a result of a smaller operations footprint and less corporate spending in support of that smaller operations footprint.

Other operating expenses increased by $10.5 million and this was due to goodwill and intangible impairment charges, which stemmed from our annual goodwill and intangibles review. We realized an operating loss of $13.94 million for the three months ended September 30, 2020, compared to an operating loss of $5.41 million for the three months ended September 30, 2019. This was an increase in the loss of approximately $8.84 million.

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Other expense for the three months ended September 30, 2020, was $160,000. This was down by $2.54 million or 94.2%, compared to $2.7 million expense for the three months ended September 30, 2019. This was attributable to lower interest expense here in 2020 and a loss on the sale of an asset in 2019.

For our discontinued operations, we realized an operating loss of $4.2 million for the third quarter of 2020. This was an increase in loss of $3.39 million over the third quarter of 2019, when we had a loss of $810,000. This year-over-year change is primarily due to the impairment of the OneQor assets here in 2020.

So in total, we incurred a net loss of $18.16 million or $0.09 per share for three months ended September 30, 2020, compared to a net loss of $8.78 million or $0.08 per share for the three months ended September 30, 2019.

Management will continue its efforts to lower operating expenses and increase revenue. We will continue to invest in further expanding our operations and a comprehensive marketing campaign with the goal of accelerating the education of potential clients and promoting our name and our products.

Given the fact that most of the operating expenses are fixed or have a quasi-fixed nature, management expects that as revenue increases, those expenses as a percentage of revenue will significantly decrease.

With that, I’d like to turn the call back over to Phil for the question-and-answer session. Thank you.

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Question-and-Answer Session

A - Phil Carlson

Thanks, Jeff. First question, Mike, is OneQor still a part of the business?

Mike Nahass

Yeah. OneQor is still part of the business. We are willing to get down. It’s not as easy as flipping a switch. We will be complete with the wind down we hope by year end. And unless something weird happens in between now and then, which we’ve experienced a lot of this year. So our expectation is to have it closed out by year end.

Phil Carlson

Okay. Question number two, what products will be made out of Hegenberger?

Mike Nahass

So Hegenberger is a cultivation facility and any flower gets manufactured there. So I mean, you can do joins and bags and things like that out of there. But what it gives us is the ability to have excess flour available, which enhances our concentrate business as well in our oil business. So mainly flower will come out of there, but it will give us a more broad product mix to sell both wholesale and retail and give us greater margins from there in our California stores.

Phil Carlson

Okay. Third question, now that cannabis passed legalization in New Jersey, what would Terra Tech’s strategy be to expand in the state, if at all?

Mike Nahass

Well, we -- when Murphy got elected, we applied in New Jersey and we were ready to roll and then everybody knows the history thereafter. So, we will monitor what’s going on with the legislation there and we have a few partnerships in New Jersey and have a history there as you know, so we’ll monitor as things change and what -- when the application process starts, what how they’re going to expand the medical footprint, as well as the adult use and we’ll act accordingly. And we want to be in that business there. It just depends on how much capital risk is there and what the restrictions and the barrier to entry to do business in Jersey is.

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Phil Carlson

Okay. Last question, can you give a little guidance on current assets and where you see the company in 12 months.

Mike Nahass

Sure. I’ll reiterate a little bit. What we did before, Oakland we have a fully vertical facility up and running complete vertical. It’s a manufacturing, wholesale, distribution and retail. And then we have San Leandro, which is just a retail location with other licenses attached as well, which we plan on expanding in the near future. But we’re not -- it’s not on the slate right now.

Nevada will continue to do cultivation and manufacturing. Our team has done great over there. They’ve increased revenues and margins there. Things are really turned the corner in Nevada for our wholesale business. So we’re excited about that.

Hegenberger is coming online, which will lead -- which will produce $6 -- $5 million to 6 million in revenue next year and increase our margins at all our California locations, as well as our wholesale distribution will be increased.

And Dyer Road, which is our 45,000 square foot building that we only bought two years ago. And we think it’s the best location in Southern California. It’s the only location that’s on a main street in Santana, which is also the only city in Orange County that has legal cannabis.

So retail wise, so we’re very excited about that as well, we think that’s going to be a home run, when we get it up and running. To fund all of that we have the Hydrofarm public offering, which will be coming in a few weeks. We expect to see a nice return on that considering the comps that are out there and the excitement in the space.

The Nevada sales are close to complete. We expect by year end those will all be done and we’ll get money within the next six months on some of that and then the remainder of that just post that.

And the expectation is we’ll have about $20 million in cash over the next six months and then more to come thereafter. Strengthen our balance sheet, secure the business, give us more stable environments to work off of and then grow from there. So that’s the gist of current assets and what the future is going to look like and if there’s anything else on that, please dig in more, Phil.

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Phil Carlson

Okay. Well, thank you, Mike. I’ll turn it back over to you for your closing remarks.

Mike Nahass

Well, thank you again, all of you for joining us today. This is really an exciting time in the evolution of Terra Tech. Looking ahead, we remain focused on improving the fundamentals of our THC business in California and Nevada. And we want to maximize our near-term revenues and long-term sustainable growth for the company for the future.

We continue to sell our popular IVXX brand products and wholesale products and remain committed to growing our presence as a leading player in the cannabis market. With Blüm Oakland and San Leandro both up and running, we expect our near-term revenue growth, continued contribution from our Nevada facilities, followed by the ramp up in 2021 of Hegenberger and Dyer locations that should contribute to sales, and more importantly, profit for the company.

Moreover, the impending asset sales, we expect to -- our balance sheet to be significantly improved, which together with our lean efficient cost structure will provide us with a solid foundation to build shareholder value.

With that, we’ll close for now and thank you all for your time and appreciate your patience and your trust.

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